Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Novatel Wireless, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-139730 and 333-53692) on Form S-8 and (Nos. 333-114116, 333-112857, 333-109321, 333-81190, and 333-100633) on Form S-3 of Novatel Wireless, Inc. of our reports dated March 2, 2008, with respect to the consolidated balance sheets of Novatel Wireless, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows, and the related financial statement Schedule II, for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007, annual report on Form 10-K of Novatel Wireless, Inc.

Our report on the consolidated financial statements refers to changes in the method of accounting for uncertainty in income taxes and shared-based compensation.

/s/ KPMG LLP

San Diego, California

March 2, 2008